U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 31, 1996



                 FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Maryland                            0-                         52-1261113
(State of other jurisdiction of     (Commission File Number)  (IRS Employer Identification No.)
        incorporation)

                 2021 Research Drive, Annapolis, Maryland 21401
          (Address of principal executive offices, including Zip Code)


                                 (410) 224-8770
              (Registrant's telephone number, including area code)

                 FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION

ITEM 5.   OTHER EVENTS


        A Form 8K was previously filed on October 15, 1996 reporting the acquisition of Teklicon, Inc. The required financial statements of this acquisition were filed on Form 8K dated November 27, 1996.

        In as much as, the above acquisition was accounted for as a pooling of interest, the Company's financial statements have been restated. In order to have current combined financial statements of the Company on file with the Securities and Exchange Commission, this Form 8K includes financial statements restated to include Teklicon, Inc.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements. Audited financial statements of Forensic Technologies International, Corp., Inc., for the years ended December 31, 1995 and 1994.



                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                           FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION
                                   (Registrant)



                                         By: /s/ Gary Sindler
                                             ------------------------
                                             Gary Sindler
                                             Executive Vice President and Chief
                                               Financial Officer


DATED: December 31, 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Forensic Technologies International Corporation

We have audited the accompanying consolidated balance sheets of Forensic Technologies International Corporation and subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express and opinion on these financial statements based on our audits. We did not audit the fiscal year 1995 financial statements of Teklicon, Inc., a wholly owned subsidiary, which statements reflect $941,988 of total assets at March 31, 1996 and $3,053,564 of total revenues for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Teklicon, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Forensic Technologies International Corporation and subsidiary at December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                               Ernst & Young LLP

Baltimore, Maryland
December 23, 1996

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------




Teklicon, Inc.
Mountain View, California


We have audited the accompanying balance sheet of Teklicon (a corporation) as of March 31, 1996 and the related statements of operations, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above represent fairly, in all material respects, the financial position of Teklicon, Inc. as of March 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles


                                             /s/ Young, Craig & Co.

July 25, 1996

         Forensic Technologies International Corporation and Subsidiary
                           Consolidated Balance Sheets

                                                                                     December 31,
                                                                    ------------------------------------------------
                                                                          1994                         1995
                                                                    ------------------         ---------------------
ASSETS                                                                 (Restated)                (Restated)

Current assets:
 Cash and cash equivalents..............................              $       245,918                 $     244,925
 Accounts receivable, less allowance of $129,260 in 1994
   and  $212,262 in 1995................................                    3,579,920                     4,633,850
 Unbilled receivables, less allowance of $79,223 in 1994
 and $164,935 in 1995...................................                    1,907,526                     2,230,674
 Deferred income taxes..................................                      149,923                       419,310
 Prepaid expenses.......................................                      136,577                       145,805
                                                                    ------------------         ---------------------
Total current assets....................................                    6,019,864                     7,674,564
Property and equipment:
 Buildings..............................................                           --                       411,241
 Furniture and equipment................................                    5,569,460                     6,576,259
 Leasehold improvements.................................                      469,666                       677,348
                                                                              -------                       -------
                                                                            6,039,126                     7,664,848
 Accumulated depreciation and amortization..............                   (4,212,054)                   (4,784,174)
                                                                           ----------                    ----------
                                                                            1,827,072                     2,880,674
Deferred income taxes...................................                       55,556                         4,090
Other assets............................................                      168,235                       196,662
                                                                              -------                       -------
Total assets............................................                  $ 8,070,727                  $ 10,755,990
                                                                   ===================        ======================

   The accompanying notes are an integral part of these financial statements.

         Forensic Technologies International Corporation and Subsidiary
                     Consolidated Balance Sheets (Continued)

                                                                                         December 31,
                                                                           -----------------------------------------
                                                                                 1994                   1995
                                                                           -----------------     -------------------
Liabilities and stockholders' equity                                          (Restated)            (Restated)
Current liabilities:
 Accounts payable                                                                $  610,492            $  1,171,201
 Borrowings under line of credit                                                    572,239               2,110,391
 Accrued compensation expense                                                       406,386                 933,841
 Income taxes payable                                                               161,563                 208,296
 Current portion of deferred revenue                                                333,333                 138,889
 Current portion of capital lease obligations                                       322,251                  63,463
 Accrued loss on disposal of discontinued operations                                     --                 478,828
 Other current liabilities                                                          245,752                 310,554
                                                                           -----------------     -------------------
Total current liabilities                                                         2,652,016               5,415,463
Deferred revenue, less current portion                                              138,889                      --
Long-term debt and capital lease obligations, less current  portion                  81,671                 206,747
8% Convertible Subordinated Debentures, due to stockholders                       1,800,000               1,800,000
Series A Redeemable Convertible Preferred Stock, $.01 par value, stated
at  redemption value                                                              1,560,000               1,560,000
Common Stock subject to repurchase                                                      --                  310,930
Commitments and contingent liabilities                                                  --                       --
Stockholders' equity:
 Common stock, $.01 par value:
 Class A:
  Authorized shares -- 9,800,000; Shares issued and outstanding and
  not subject to repurchase - 2,231,613 in 1994 and 1,989,059 in 1995                22,316                  19,891
 Class B:
  Authorized shares -- 6,300,000; Issued and outstanding shares --
  1,688,400 in 1994 and 1,524,600 in 1995                                            16,884                  15,246
 Additional paid-in capital                                                         987,922                     850
 Retained earnings                                                                  883,313               1,455,773
 Less: Unearned compensation recorded upon issuance of common stock                (72,284)                (28,910)
                                                                           -----------------     -------------------
Total stockholders' equity                                                        1,838,151               1,462,850
                                                                           -----------------     -------------------
Total liabilities and stockholders' equity                                       $8,070,727             $10,755,990
                                                                           =================     ===================

   The accompanying notes are an integral part of these financial statements.

         Forensic Technologies International Corporation and Subsidiary
                      Consolidated Statements of Operations

                                                                 Years Ended December 31,
                                                           -----------------------------------
                                                                    1994               1995
                                                           ------------------  ----------------
                                                               (Restated)         (Restated)
Revenues                                                      $20,253,897       $23,381,303
Direct cost of revenues                                        10,499,161        11,366,249
Selling, general and administrative expenses                    8,319,848         9,886,791
                                                           ------------------  ----------------
Total costs and expenses                                       18,819,009        21,253,040
                                                           ------------------  ----------------
                                                                1,434,888         2,128,263
Other income (expenses):
Interest and other income                                         172,527            41,669
Interest expense                                                 (281,850)         (263,824)
                                                           ------------------  ----------------
                                                                 (109,323)         (222,155)
                                                           ------------------  ----------------
Income  from continuing operations before
  income taxes                                                  1,325,565         1,906,108
Income taxes                                                      552,278           778,665
                                                           ------------------  ----------------
Income from continuing operations                                 773,287         1,127,443
Discontinued operations:
 Loss from discontinued operations (net of  income tax
  benefit of $44,460)                                                 --            (65,074)
 Loss on disposal of discontinued operations (net of income
   tax benefit of $248,520)                                           --           (365,109)
                                                           -----------------   ----------------
Net income                                                   $   773,287        $   697,260
                                                           =================   ================
Earnings Per Share Data:

 Per common and common equivalent share:
  Income from continuing operations                          $      0.33        $      0.49
                                                           =================   ================


  Net income                                                 $      0.33        $      0.31
                                                           =================   ================
Per common share, assuming full dilution:
  Income from continuing operations                          $      0.25        $      0.37
                                                           =================   ================

  Net income                                                 $      0.25        $      0.23
                                                           =================   ================

   The accompanying notes are an integral part of these financial statements.

         Forensic Technologies International Corporation and Subsidiary
          Consolidated Statements of Stockholders' Equity (as restated)

                                                    Class A              Class B            Additional
                                                     Common              Common               Paid-in              Retained
                                                      Stock               Stock               Capital              Earnings
                                                 ----------------    ----------------    ------------------    -----------------
Balance at January 1, 1994                               $22,610             $19,152            $1,118,754             $339,532
 Award of 323,400 shares of Class B Common
Stock under the 1992 Employee Stock Bonus
Award Program                                                                  3,234                 8,316
 Repurchase of 550,200 shares of Class B
Common Stock                                                                  (5,502)              (14,148)
 Repurchase of 29,400 shares of Class A Common
Stock                                                       (294)                                                      (104,706)
 Purchase of options to purchase 105,000
shares of Class A  Common Stock                                                                   (125,000)
 Amortization of unearned compensation
 Dividends paid on Series A Redeemable
Convertible Preferred  Stock ($.19 per share)                                                                          (124,800)
 Net income for 1994.                                                                                                   773,287
                                                 ----------------    ----------------    ------------------    -----------------
Balance at December 31, 1994                              22,316              16,884               987,922              883,313
 Repurchase of 163,800 shares of Class B
Common Stock                                                                  (1,638)               (4,212)
 Repurchase of 184,514 shares of Class A
Common Stock                                              (1,845)                                 (722,510)
 Amortization of unearned compensation
 Dividends paid on Series A Redeemable
Convertible Preferred Stock ($.19 per share)                                                                           (124,800)
 Reclassification of Class A Common Stock
subject to   repurchase                                     (580)                                 (310,350)
 Other                                                                                              50,000

 Net income for 1995                                                                                                    697,260
                                                 ----------------    ----------------    ------------------    -----------------
Balance at December 31, 1995                             $19,891             $15,246        $          850           $1,455,773
                                                 ================    =================   ==================    =================

                                                       Unearned                 Total
                                                     Compensation
                                                -----------------    ----------------
Balance at January 1, 1994.                              $(139,073)         $ 1,360,975
 Award of 323,400 shares of Class B Common
Stock under the 1992 Employee Stock Bonus
Award Program                                                                    11,550
 Repurchase of 550,200 shares of Class B
Common Stock                                                                    (19,650)
 Repurchase of 29,400 shares of Class A Common
Stock                                                                          (105,000)
 Purchase of options to purchase 105,000
shares of Class A Common Stock                                                 (125,000)
 Amortization of unearned compensation                     66,789                66,789
 Dividends paid on Series A Redeemable
Convertible Preferred  Stock ($.19 per share)                                  (124,800)
 Net income for 1994                                                            773,287
                                                      ------------          ------------
Balance at December 31, 1994                              (72,284)            1,838,151
 Repurchase of 163,800 shares of Class B
Common Stock                                                                    (5,850)
 Repurchase of 184,514 shares of Class A
Common Stock                                                                   (724,355)
 Amortization of unearned compensation                     43,374                43,374
 Dividends paid on Series A Redeemable
Convertible Preferred Stock ($.19 per share)                                   (124,800)
 Reclassification of Class A Common Stock
subject to repurchase                                                          (310,930)
 Other                                                                           50,000

 Net income for 1995                                                            697,260
                                                     -------------          ------------
Balance at December 31, 1995                            $ (28,910)          $ 1,462,850
                                                     =============          ============

The accompanying notes are an integral part of these financial statements.

         Forensic Technologies International Corporation and Subsidiary
                      Consolidated Statements of Cash Flows

                                                                             Years Ended December 31,
                                                                        --------------------------------
                                                                           1994               1995
                                                                        ------------         -----------
                                                                         (Restated)          (Restated)
Cash flow from operating activities
Net income                                                                 $ 773,287         $   697,260
  Adjustments to reconcile net income to net cash provided by  operating activities:
  Depreciation                                                               864,596             637,837
  Amortization                                                                17,152              20,835
  Non-cash compensation.                                                      66,789              43,374
  Provision for doubtful accounts                                             41,370             168,714
  Deferred income taxes                                                     (139,424)           (217,921)
  Loss on disposal of assets                                                      --              26,281
  Loss on disposal of discontinued Annapplix  division                            --             613,629
  Gain on sale of technology                                                (121,989)                 --
  Changes in operating assets and liabilities:
   Unbilled receivables                                                     (307,329)           (423,885)
   Accounts receivable                                                        28,624            (971,907)
   Income taxes refundable                                                   121,867                  --
   Prepaid expenses                                                           45,367              (9,228)
   Accounts payable                                                         (317,408)            560,709
   Accrued compensation expense                                               59,885             527,455
   Income taxes payable                                                      166,297              96,732
   Deferred revenue.                                                        (333,333)           (333,333)
   Other current liabilities                                                (214,624)             64,802
                                                                        ------------         -----------
    Net cash provided by operating activities                                751,127           1,501,354

Cash flow from investing activities
  Proceeds from sale of marketable securities                                202,370                  --
  Purchase of property and equipment                                        (625,454)         (1,608,939)
  Proceeds from sale of property and equipment                                    --              22,608
  Acquisition of Applix Software Computer Service.                                --            (200,000)
  Purchase of other assets                                                  (96,934)             (40,975)
                                                                        ------------         -----------
    Net cash used in investing activities                                  (520,018)          (1,827,306)

Cash flow from financing activities
  Proceeds from issuance of Class B Common Stock.                            11,550                   --
  Repurchase of Class B Common Stock                                        (19,650)              (5,850)
  Repurchase of Class A Common Stock and purchase of
   options to purchase Class A Common Stock                                 (65,000)            (724,355)
  Net borrowings (repayments) under line of credit                         (242,761)           1,538,152
  Payments of capital lease obligations                                    (434,970)            (358,188)
  Dividends paid                                                           (124,800)            (124,800)
                                                                        ------------         -----------
    Net cash provided by (used in) financing
     activities                                                            (875,631)             324,959
                                                                        ------------         -----------
Net decrease in cash and cash
 equivalents                                                               (644,522)                (993)
Cash and cash equivalents at beginning of year                              890,440              245,918
                                                                        ------------         -----------
Cash and cash equivalents at end of year                               $    245,918        $     244,925
                                                                        ============        ============

   The accompanying notes are an integral part of these financial statements.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

         1.       BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation of Financial Statements

Description of Business

         Forensic Technologies International Corporation and Subsidiary (the Company) provides communication, engineering, and other trial support services to the litigation industry. These services include event investigation and analysis, expert testimony, courtroom visual presentation, computer animation and simulation, jury analysis and selection, exposure assessment and computerized document storage and retrieval. The Company has seven offices serving all regions of the United States.

On September 30, 1996 the Company acquired all of the outstanding common stock of Teklicon, Inc. ("Teklicon") in exchange for 415,000 shares of common stock. The acquisition was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated for all periods prior to the merger to include the financial position, results of operations, and cash flows of Teklicon. The accompanying consolidated balance sheets at December 31, 1994 and 1995 include the financial position of Teklicon at March 31, 1995 and March 31, 1996, respectively, the fiscal year-end of Teklicon. The accompanying consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994 and 1995 include the results of operations and cash flows of Teklicon for its fiscal years ended March 31, 1995 and 1996, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of a wholly-owned subsidiary. All significant intercompany transactions have been eliminated.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)


Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
         The Company uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable and unbilled receivables to their expected net realizable value. The Company estimates the amount of the required allowance by reviewing the status of significant past-due receivables and analyzing historical bad debt trends. The Company has not experienced significant variations in the estimate of the allowance for doubtful accounts, due primarily to credit policies, collection experience, and a lack of concentration of accounts receivable.

Significant Accounting Policies

Cash Equivalents

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

         Property and equipment is stated at cost and depreciated using the straight-line method. Buildings are depreciated over a period of 40 years, furniture and equipment is depreciated over estimated useful lives ranging from 5 to 7 years, and leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)
Revenue Recognition

         The Company derives most of its revenues from professional service activities. The majority of these activities are provided under "time and materials" billing arrangements, and revenues, consisting of fees and expenses, are recorded as work is performed and expenses are incurred. Revenues recognized in excess of amounts billed to clients have been recorded as unbilled receivables in the accompanying consolidated balance sheets.

         The Company also enters into fixed price contracts for its litigation support services that are accounted for using the percentage-of-completion method. Income for these contracts is recognized based on the percentage of contract completion determined by the total expenses incurred to date as a percentage of total estimated expenses at the completion of the contract.

Direct Cost of Revenues

         Direct cost of revenues consists primarily of billable employee compensation and related payroll benefits, the cost of consultants assigned to revenue generating activities, and direct expenses billable to clients. Direct cost of revenues does not include an allocation of overhead costs.

Accounting for Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed of

         In 1995 the Company adopted the provisions of Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, issued in March 1995. The Statement prescribes the accounting for the impairment of long-lived assets, such as property, plant and equipment and intangible assets, as well as the accounting for long-lived assets that are held for disposal. The adoption of this Statement in 1995 did not have a material impact on the reported results of operations of the Company.

         Under Statement No. 121, the Company is not required to actively search for impairments of assets that are employed in the business or to perform an asset-by-asset analysis to determine whether an impairment exists. Instead, a review is necessary only when events or circumstances indicate that an impairment might exist. When one or more indicators are present, assets are grouped at the lowest level for which there are identifiable cash flows. Then the expected future undiscounted cash flows from the use and eventual disposal of each group of assets are estimated and compared with the carrying amount of that group of assets. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss will be recorded. The impairment loss is measured by comparing the fair value

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)

of the assets with their carrying amount. Assets held for disposal are reported at the lower of the assets' carrying amount or fair value less costs related to the assets' disposition.

Stock Options Granted to Employees

         The Company records compensation expense for all stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. In October 1995 the Financial Accounting Standards Board issued FASB Statement No. 123, Accounting for Stock-Based Compensation, which encourages companies to recognize expense for stock-based awards based on their estimated value on the date of grant.
Statement No. 123, effective for 1996, does not require companies to change their existing accounting for stock-based awards, but if the new fair value method is not adopted, pro forma income and earnings per share data should be provided in the footnotes to the financial statements. The Company intends to continue to account for stock-based compensation plans using the intrinsic value method, and will supplementally disclose in its 1996 consolidated financial statements the required pro forma information as if the fair value method had been adopted.

Income Taxes

         The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)





2.       EARNINGS PER SHARE

The following table summarizes the computations of share amounts used in the computation of earnings per share presented in the accompanying consolidated statements of operations.

                                                                     December 31,
                                                               1994              1995
                                                            --------------    -------------
                                                              (Restated)        (Restated)
COMMON AND COMMON EQUIVALENT SHARES:
 Weighted average number of shares of common
  stock outstanding during the period                           2,279,063        2,157,606
 Options to purchase common stock issued within one
year of registration statement.                                    41,700           41,700
 Dilutive effect of other options and  warrants.                   41,686           83,530
                                                            --------------    -------------
 Total common and common equivalent shares of
  stock considered outstanding during the year.                 2,362,449        2,282,836
                                                            ==============    =============
COMMON SHARES, ASSUMING FULL DILUTION:
 Weighted average number of shares of common stock
outstanding during the period                                   2,279,063        2,157,606
 Options to purchase common stock issued
  within one year of registration statement.                       41,700           41,700
 Dilutive effect of other options and  warrants                    41,686          125,373
 Assumed conversion of Series A Redeemable
  Convertible Preferred Stock.                                    655,200          655,200
 Assumed conversion of 8% Convertible
  Subordinated Debentures                                         378,000          378,000
                                                                  -------          -------
 Total fully diluted securities considered
  outstanding during the year                                   3,395,649        3,357,879
                                                            ==============    =============

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)


          Earnings per common and common equivalent share is based upon the average number of shares of common stock outstanding during each year, adjusted for the dilutive effect of common stock equivalents determined using the treasury stock method. The computations also assume that the dilutive effect (determined using the treasury stock method) of certain options and warrants issued within one year of the Company's initial filing to register common stock for sale to the public in March 1996 are outstanding for all periods, as required by the SEC.

          Earnings per common share, assuming full dilution, is calculated on the same basis as the previously described primary computation, except that the calculation in 1994 and 1995 assumes that the Series A Redeemable Convertible Preferred Stock and the 8% Convertible Subordinated Debentures were converted on the first day of the fiscal year, and that the fair value of the Company's common stock on the last day of the fiscal year (rather than the average fair value during the year) is used to determine the dilutive effect of stock options.

3.        SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

          The Company paid interest of $276,839 and $491,375 and income taxes of $408,272 and $628,984 during fiscal years 1994 and 1995, respectively.

          The  Company  entered  into  the  following   non-cash  investing  and
financing activities:

                                                                                          Years ended December 31,
                                                                               -----------------------------------------------
                                                                                       1994                     1995
                                                                                -------------------     ----------------------
Acquisition of equipment under capital leases                                         $ 47,305               $   175,368
Redemption of Class A Common Stock and purchase of option to purchase                 $165,000               $        --
Class A Common Stock in exchange for software

4.        ACQUISITIONS AND DISCONTINUED OPERATIONS

          On September 30, 1996, the Company issued 415,000 shares of its common stock for all of the outstanding common stock of Teklicon. Teklicon is based in Mountain View, California and provides expert witness testimony to attorneys and businesses. The merger has been accounted for as a pooling-of-interests and, accordingly, the Company's financial statements have been restated for all periods prior to the acquisition to include the financial position, results of operations and cash flows of Teklicon. Revenues and net income for the individual entities are as follows:

                               Forensic
                             Technologies
                            International
                             Corporation        Teklicon            Combined
                             -----------        --------            --------
Year Ended
December 31, 1994:
     Revenues               $ 17,547,055     $ 2,706,842           $ 20,253,897
     Net income             $    638,830     $   134,457           $    773,287

Year Ended
December 31, 1995:
     Revenues               $ 20,327,739     $ 3,053,564           $ 23,381,303
     Net income (loss)      $    705,893     $    (8,633)          $    697,260


          On February 1, 1995, the Company acquired for $200,000 in cash certain assets of a sole proprietorship doing business as "Applix Software Computer Service", and formed the Annapplix division of the Company. The Annapplix division is a provider of general data processing consulting services and network administration services, and is considered a separate segment of the Company's operations.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)

          The acquisition was accounted for using the purchase method of accounting and the results of operations of the acquired business are included in the accompanying 1995 consolidated statement of operations from February 1, 1995, the date of acquisition, through December 31, 1995. The excess of the cost of the acquisition over the fair value of the assets acquired of $135,604 was recorded as goodwill and is amortized using the straight-line method over 15 years.

          In January 1996, the Board of Directors and management of the Company committed to a formal plan to sell the Annapplix division based on an assessment that the division was not complementary to its core litigation support services. In March 1996, the Company agreed to sell the division to a group including the former owner, who currently manages the division as an officer of the Company, and certain other officers and stockholders of the Company. The Company sold the furniture, equipment, and intangible assets of the division in exchange for cash of $150,000, and retained ownership of billed and unbilled accounts receivable, buildings and accounts payable. The effective date of the sale was April 1, 1996.

          The Company has recorded the results of operations and estimated loss on the sale of Annapplix as a discontinued operation in the 1995 consolidated financial statements. The estimated loss on the sale of $365,109 includes an accrual of $285,000 for the estimated operating losses, net of the related income tax benefit, for the period from January 1, 1996 through March 31, 1996, the date of disposal.

          During 1995, Annapplix reported revenues of $3.2 million and loss before an income tax benefit of $109,534. Expenses attributable to the segment include interest expense related to debt incurred to purchase assets used by the division and an allocation of $80,000 of other consolidated interest that is not directly attributable to or related to other operations. The allocated interest, consisting of interest expense on the line of credit, is allocated based on the ratio of the net assets to be sold to total consolidated net assets excluding the balance of the line of credit.

5.        BORROWINGS UNDER LINE OF CREDIT

          The Company has a demand line of credit with a bank due on May 31, 1996 under which the Company may borrow up to $3.1 million, subject to restrictions based on the available collateral. Borrowings under this line of credit bear interest at the London Interbank Offered Rate plus 2.5%, and are secured by all of the Company's assets not otherwise pledged as collateral. The estimated average borrowing rate during 1994 and 1995 was 8.1% and 8.3%, respectively. In connection with this credit line, the Company is required to maintain a minimum tangible net worth and comply with certain other financial ratios and covenants.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)

6.         DEFERRED REVENUE

          On June 22, 1993, the Company entered into an agreement with an unrelated entity whereby the Company agreed to market the entity's litigation consulting related services and granted to the entity the exclusive worldwide right to market the Company's litigation consulting related products and services through May 31, 1996. In consideration for this agreement, the Company was paid $1,000,000, which is being recognized as revenue over the term of the agreement. For the years ended December 31, 1994 and 1995, the Company has recognized $333,333, and $333,333, respectively, as revenue. At December 31, 1995, the remaining $138,889 is recorded as deferred revenue in the balance sheet.

7. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term Debt

          Long-term debt consists of a $79,920 mortgage note payable to a bank bearing interest at the prime rate plus 1.5% and secured by the related building. The note requires monthly payments of $444 through December 1, 1998 and a lump-sum payment of the entire principal on January 1, 1999.

Capital Leases

          The Company leases furniture and equipment under capital leases. Property and equipment includes the following amounts for leases that have been capitalized:

                                            1994                 1995
                                       -----------------     ----------------
Furniture and equipment                $   2,395,701            $ 2,476,290

Less accumulated amortization              1,996,887              2,148,630
                                       -----------------     ----------------

                                      $    398,814              $ 327,660
                                       =================     ================

Amortization of leased assets is included in depreciation and amortization expense.

          Future minimum payments under capital lease obligations consist of the following at December 31, 1995:

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)


1996                                                         $ 74,590

1997                                                           49,455

1998                                                           33,022

1999                                                           31,857

2000                                                           28,898
                                                   -------------------

Total minimum lease payments                                  217,822

Amounts representing interest                                  27,532
                                                   -------------------

Present value of net minimum lease payments
(including current portion of $63,463)                       $190,290
                                                   ===================
8.         CONVERTIBLE SUBORDINATED DEBENTURES

          On July 21, 1994 the Company issued $1,800,000 of 8% Convertible Subordinated Debentures to its stockholders, due no later than July 15, 2000. The Debentures bear interest at a rate of 8% per annum, payable semi-annually on January 15 and July 15, beginning on January 15, 1994. The Company may, at its option, pay any accrued interest due by issuing additional debentures. During 1994 and 1995, the Company expensed and paid $144,000 of interest to the holders of the Debentures.

          In May 1996 the Company completed its initial public offering and the Debentures converted into 378,151 shares of Class A Common Stock.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)

9.     SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK AND CLASS A COMMON STOCK

          The Company had authorized the issuance of 655,200 shares of Series A Redeemable Convertible Preferred Stock ("Preferred Stock"). At December 31, 1994 and 1995, 655,200 shares were outstanding. Each share of Preferred Stock converted into 655,200 shares of Class A Common Stock immediately prior to the closing of the Company's initial public offering in May 1996. The holders of the Company's Preferred Stock had certain rights, including redemption rights, as described below.

Rights of Holders of Series A  Redeemable Convertible Preferred Stock

          The holders of the Preferred Stock were entitled to receive, when declared by the Board of Directors, cumulative semi-annual dividends at the annual rate of $.19 per share.

          Each share of Preferred Stock had a preference on liquidation of $2.38 per share plus accrued and unpaid dividends, and was convertible at the option of the holder at any time into an equivalent number of shares of Class A Common Stock, subject to adjustment in certain circumstances.

         Each share of Preferred Stock was subject to redemption at any time after May 8, 1996 for $2.38 per share at the option of the holder.

          The holders of Preferred Stock had substantially the same voting rights as the holders of Class A Common Stock.

Shares Reserved for Future Issuance

          The Company has reserved 1,291,105 shares of Class A Common Stock for future issuance upon the conversion of 8% Convertible Subordinated Debentures, Series A Redeemable Convertible Preferred Stock, Class B Common Stock and outstanding stock options.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)

10.        EMPLOYEE STOCK BONUS AWARD PROGRAM AND CLASS B COMMON STOCK

          The Company has adopted the 1992 Employee Stock Bonus Award Program (the Program) which authorized the issuance of 1,500,000 shares of Class B Common Stock. Each employee under the level of senior management is eligible to receive shares under the Program. The Company issued 323,400 shares during 1994, under the Program. Compensation charged to selling, general and administrative expense during 1994 related to these awards was $11,550.

          The Company determines the amount of compensation expense to record based on an estimate of the value of the Class B Common Stock at the date of grant, as approved by the Board of Directors. The estimated value of 100 shares of Class B Common Stock is equal to the estimated value of one share of Class A Common Stock (the conversion rate of Class B Common Stock into Class A Common Stock). The estimated value of Class B Common Stock granted to employees was $.0357 per share in 1994.

          The holders of the Class B Common Stock are not entitled to vote on any matter submitted to a vote of stockholders, nor do they have any preemptive rights. Subject to the preference of the Preferred Stock, dividends will be declared and paid on the Class B Common Stock whenever dividends are declared and paid on the Class A Common Stock. The amount of dividend payable to each holder of Class B Common Stock is the dividend that would be received if the Class B Common Stock were converted into shares of Class A Common Stock.

         The Class B Common Stock automatically converted into 15,246 shares of Class A Common Stock upon the closing of the Company's initial public offering in May 1996.

11.        RESTRICTED STOCK GRANTS

          During 1991, the Company approved a stock issuance whereby key employees were granted and issued 201,839 restricted shares of the Company's Class A Common Stock subject to certain vesting provisions expiring in equal annual amounts over a four-year period. As of December 31, 1994, all of these shares were fully vested.

          During 1992, the Company awarded an additional 72,853 shares of restricted Class A Common Stock to a key employee, subject to certain vesting provisions expiring in equal annual amounts over a four-year period. As of December 31, 1995, 12,142 of these shares remain subject to vesting provisions.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)

          The market value of the shares awarded was recorded as unearned compensation at the date of issuance and reported as a separate component of stockholders' equity. The unearned compensation is being charged to expense as earned over the four-year vesting period. Compensation charged to selling, general and administrative expense was $66,789 and $43,365 in 1994, and 1995, respectively.

12.       STOCK OPTION PLAN

          The 1992 Stock Option Plan was approved by the stockholders of the Company in May 1992. The plan provides for the granting to key employees and directors of incentive and non-qualified stock options to purchase up to 1,212,548 shares of Class A Common Stock. Incentive stock options granted under the plan allow for the purchase of Class A Common Stock at prices not less than the fair market value of the Class A Common Stock at the date of grant for a term of no more than ten years. Non-qualified stock options granted under the plan allow for the purchase of Class A Common Stock at prices not less than 50% of the fair market value of the Class A Common Stock at the date of grant, for a term of no more than ten years. Vesting provisions for individual awards are at the discretion of the Board of Directors.

          The following table summarizes the option activity under the Plan for the two-year period ended December 31, 1995:

                                                                         1994               1995
                                                                     -------------     ----------------
Options outstanding at January 1                                          125,059              209,059

Options granted..............................                              84,000               35,700

Options exercised............................                                  --                   --

Options forfeited............................                                  --              (2,100)
                                                                     -------------     ----------------

Options outstanding at December 31..........                              209,059              242,659
                                                                     =============     ================
Options exerciseable at December 31..........                                  --              103,849
                                                                     =============     ================
Average exercise price per share for options granted during the
year                                                                     $   3.57             $   4.76
                                                                     =============     ================
Weighted-average exercise price per share of outstanding options
at end of year..........                                                 $   2.86             $   3.13
                                                                     =============     ================

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)

 13.      FAIR VALUES OF FINANCIAL INSTRUMENTS

          The carrying amount of the Company's financial instruments, consisting primarily of cash and cash equivalents, accounts receivable, unbilled receivables, accounts payable, and borrowings under the line of credit approximate fair value. The 8% Convertible Subordinated Debentures and
Convertible Redeemable Preferred Stock automatically converted into Class A Common Stock upon the closing of the Company's initial public offering in May 1996. Because of the conversion, the securities are not considered financial instruments.

14.        INCOME TAXES

          Significant components of the Company's deferred tax assets and liabilities at December 31 are as follows:

                                                                    1994                1995
                                                                -------------     ----------------
Deferred tax assets:

Allowance for doubtful accounts                                  $ 83,393              $150,879

Loss on disposal of discontinued Annapplix division                    --               246,097

Accrued vacation                                                   34,643                64,030

Deferred revenue                                                  188,889                55,556

Other                                                               6,666                10,756
                                                                -------------     ----------------
Total deferred tax assets                                         313,591               527,318

Valuation allowance for deferred tax assets                            --                    --
                                                                -------------     ----------------
Deferred tax assets after valuation allowance                     313,591               527,318

Deferred tax liability:

Use of cash basis for income tax purposes by Teklicon, Inc.        82,895                79,831

Prepaid expenses                                                   25,217                24,087
                                                                -------------     ----------------
Net deferred tax asset                                           $205,479              $423,400
                                                                =============     ================

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)



          Income tax expense attributable to continuing operations consisted of the following:


                                     1994                          1995
                                -------------                 ----------------

Current:

 Federal............               $ 538,378                       $575,119

 State..............                 152,147                        152,085
                                -------------                 ----------------
                                     690,526                        727,204
 Deferred (benefit):

 Federal............                (108,247)                        37,714

 State..............                 (30,001)                        13,747
                                -------------                 ----------------
                                    (138,248)                        51,461
                                -------------                 ----------------
                                   $ 552,278                       $778,665
                                =============                 ================

         The Company's provision for income taxes resulted in effective tax rates that varied from the statutory federal income tax rate as follows:


                                                   1994               1995
                                               ------------    ----------------
 Expected federal income tax provision at 34%   $450,692            $648,077

Expenses not deductible for tax purposes          20,886              31,383

State income taxes, net of federal benefit        74,375             107,295

Other                                              6,325              (8,090)
                                               ------------    ----------------

                                               $ 552,278           $ 778,665
                                               ============    ================

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)



15.       OPERATING LEASES

         The Company leases office space under noncancelable operating leases that expire in various years through 2003. The leases for certain office space contain provisions whereby the future rental payments may be adjusted for increases in maintenance and insurance above specified amounts. The Company also leases certain furniture and equipment in its operations under operating leases having initial terms of less than one year.
         Future minimum payments under noncancelable operating leases with initial terms of one year or more consist of the following at December 31, 1995:

         1996                                    $  746,512
         1997                                       757,588
         1998                                       732,741
         1999                                       590,481
         2000                                       345,155
         Thereafter                               1,148,484
                                                  ---------
         Total minimum lease
         payments                                $4,320,961
                                                ===========

Rental expense consists of the following for the year ended December 31,:


                                          1994                1995
                                     ----------------     --------------
Furniture and equipment              $ 79,450             $ 99,146

Office and storage                    863,280              818,962
                                     ----------------     --------------

                                     $942,730             $918,108
                                     ================     ==============

16.      EMPLOYEE BENEFIT PLAN

         The Company maintains a qualified defined contribution plan which covers substantially all employees. Under the plan, participants are entitled to make both pre-tax and after-tax contributions. The Company matches a percentage of participant contributions, limited to 6% of the participant's eligible compensation. The percentage match is based on each participant's respective years of service. The Company recorded expense of $102,175, and $116,201, during 1994 and 1995, respectively, related to this plan.

         FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 - (Continued)


17.       COMMITMENTS

         The Company has entered into an agreement with a former employee to repurchase or cause another to purchase 29,018 shares of Class A Common Stock at $4.76187 per share in January 1996 and 29,022 shares of Class A Common Stock at $5.95238 per share in January 1997. The former employee retains all ownership rights in the Class A Common Stock until repurchase. This commitment of $310,930 is classified as Common Stock subject to repurchase in the accompanying balance sheet at December 31, 1995. In January 1996 the Company paid the former employee the installment due of $138,180 and retired the Common Stock repurchased.

18.       SUBSEQUENT EVENTS

         On January 12, 1996, the Board of Directors approved the issuance of options to purchase 184,800 shares of Class A Common Stock to key employees. The exercise price of the granted shares is $6.38 per share, or the estimated fair market value of a share of Class A Common Stock at the date of grant, and the options vest ratably over a three-year period. These options are included in the earnings per share computation, as discussed in Note 2, Earnings Per Share.

         On January 26, 1996, the Board of Directors approved a 4.2-for-1 stock split of the Company's Class A Common Stock. The application of anti-dilution provisions effectively resulted in a 4.2-for-1 split of the Class B Common Stock and Series A Redeemable Preferred Stock. The stated par values of the common and preferred stocks were not changed. All share and per share amounts have been restated to retroactively reflect the split of the Class A Common Stock and effective split of the Class B Common Stock and Series A Redeemable Preferred Stock.

         The Board of Directors on January 26, 1996 advised, and at the March 20, 1996 annual meeting of stockholders, the stockholders approved, amended and restated articles of incorporation that, among other things changed the authorized number of shares of preferred stock of all classes to 4,000,000 shares upon the closing of the initial public offering in May 1996. Upon the closing of the initial public offering, no shares of preferred stock were outstanding.